UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 524-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture Governing the Notes

On December 17, 2013 (the “Closing Date”), Prestige Brands Holdings, Inc.’s (the “Company”) wholly-owned subsidiary, Prestige Brands, Inc. (“Prestige Brands” or the “Issuer”), issued $400 million in aggregate principal amount of 5.375% Senior Notes due 2021 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of the Closing Date (the “Indenture”), among Prestige Brands, the Company, as a guarantor, and certain other subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will mature on December 15, 2021. The Issuer will pay interest on the Notes at a rate of 5.375% per annum in cash semiannually, in arrears, on June 15 and December 15 of each year, commencing on June 15, 2014. The Issuer will make each interest payment to the holders of record of the Notes on the immediately preceding June 1 and December 1.

The Notes are senior unsecured obligations of the Issuer and will be effectively subordinated to secured obligations of the Issuer to the extent of the value of the assets securing such obligations, rank equal in right of payment to all existing and future unsecured obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Notes, rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and be structurally subordinated to any existing and future obligations of any subsidiaries of the Issuer that are not subsidiary guarantors.

The Issuer may redeem some or all of the Notes at any time prior to December 15, 2016 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes plus an applicable make-whole premium. On or after December 15, 2016, the Issuer may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to December 15, 2016, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.375% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, provided that certain conditions are met.

The payment of principal, premium (if any) and interest on the Notes is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and certain other direct or indirect wholly-owned existing and future domestic restricted subsidiaries. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of the Notes.

The terms of the Indenture, among other things, limit the ability of the Issuer and the Company to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of their respective subsidiaries to pay dividends or make other payments to them; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a Change of Control (as defined in the Indenture), the Issuer will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all Notes of such series to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of Note, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2013.

Supplemental Indenture for the 8.25% Senior Notes due 2018

On the Closing Date, the Company announced that Prestige Brands received, pursuant to their previously announced cash tender offer and related consent solicitation for any and all of their outstanding 8.25% Senior Notes due 2018 (the “2018 Notes”), the requisite consents to adopt proposed amendments to the 2010 Indenture (as defined below), under which the 2018 Notes were issued. The tender offer and consent solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated December 3, 2013.

As of 5:00 p.m. New York City time, on December 16, 2013, holders of 80.68% of the 2018 Notes had tendered their 2018 Notes in the tender offer and consented to the proposed amendments to the 2010 Indenture.

In conjunction with receiving the requisite consents, Prestige Brands entered into the second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of March 24, 2010, by and among Prestige Brands, Inc., the guarantors party thereto from time to time, and U.S. Bank National Association, as trustee (the “2010 Indenture”).

The Second Supplemental Indenture gives effect to the proposed amendments to the 2010 Indenture, which eliminate substantially all the restrictive covenants, certain events of default and other related provisions contained in the 2010 Indenture and will automatically release the liens on the collateral that secures Prestige Brands’ obligations under the 2018 Notes. The Second Supplemental Indenture provides that the amendments will not become operative until Prestige Brands accepts for purchase the 2018 Notes tendered in the tender offer and consent solicitation.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, copies of which are filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under “Indenture Governing the Notes” and “Supplemental Indenture for the 8.25% Senior Notes due 2018” is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 17, 2013, the Company issued a press release announcing that Prestige Brands have received and purchased approximately $201.7 million aggregate principal amount of the 2018 Notes validly tendered by 5:00 p.m., New York City time, on December 16, 2013. The press release related to the initial results of the tender offer and consent solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: December 17, 2013	By:	/s/ Ronald M. Lombardi
Ronald M. Lombardi
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated December 17, 2013 by and among Prestige Brands, Inc. the guarantors party thereto from time to time and U.S. Bank National Association, as trustee.

99.1	Press Release of Prestige Brands Holdings, Inc. dated December 17, 2013.